Exhibit 10.1

AMENDMENT NO. 4 TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 4 Convertible Promissory Note (this “Amendment No. 4”) by and between ThermoGenesis Holdings, Inc., a Delaware corporation formerly known as Cesca Therapeutics Inc. (the “Company”), and Orbrex (USA) Co. Limited (“Orbrex”), is entered into effective as of July 31, 2023. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Convertible Promissory Note (as defined below).

WHEREAS, on July 23, 2019, the Company issued to Orbrex (USA) Co. Limited (“Orbrex”) a Convertible Promissory Note in the original principal amount of $1,000,000 (the “Original Note”).

WHEREAS, on August 12, 2019, but effective July 23, 2019, the Company and Orbrex entered into the Amendment No. 1 to Convertible Promissory Note (the “Amendment No. 1”, and together with the Original Note, the “Convertible Promissory Note”).

WHEREAS, on July 25, 2022, the Company and Orbrex entered into the Amendment No. 2 to Convertible Promissory Note (the “Amendment No. 2”, and together with the Original Note and Amendment No. 1, the “Convertible Promissory Note”);

WHEREAS, on January 31, 2023, the Company and Orbrex entered into the Amendment No. 3 to Convertible Promissory Note (the “Amendment No. 3”, and together with the Original Note, Amendment No. 1, and Amendment No. 2, the “Convertible Promissory Note”);

WHEREAS, as of July 2023, the Convertible Promissory Note has an outstanding balance of $397,000 and accrued interest of $54,000. The terms provide for a maturity date of July 31, 2023 with the accrued interest payable on January 31, 2024.

WHEREAS, the Company and Orbrex have agreed that the maturity date of the Convertible Promissory Note should be extended and that, in consideration of such extension, the conversion provisions of the Convertible Promissory Note should be modified, all in accordance with this Amendment No. 4.

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1.    Amendment of Maturity Date. The “Maturity Date” set forth in Section (1) of the Convertible Promissory Note is hereby amended to be “January 31, 2024.”

2.    Amendment of Section (3)(b)(ii). Section (3)(b)(ii) of the Convertible Promissory Note is hereby deleted in its entirety and replaced with the following:

“Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, an amount equal to $1.07 per share, subject to adjustment as set forth herein.

3.    Ratification and Confirmation. Except as expressly provided in this Amendment No. 4, all of the terms, conditions and provisions of the Convertible Promissory Note remain unaltered, are in full force and effect, and are hereby expressly ratified and confirmed.

4.    Miscellaneous. This Amendment No. 4 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties hereto further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

[signatures follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 as of the day and year first written above.

THERMOGENESIS HOLDINGS, INC.

/s/ Xiaochun Xu

Xiaochun (Chris) Xu, Chief Executive Officer

ORBREX (USA) CO. LIMITED

/s/ Lan Fang Yuan

Lan Fang Yuan, President

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